Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2011, on the financial statements of Curaxis Pharmaceutical Corporation, which report appears in the prospectus dated December 8, 2011.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
December 9, 2011